EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (no. 333-52005) on Form S-1 of U.S. Timberlands Company, LP of our report dated February 1, 2002, except as to the final paragraph of Note 14, as to which the date is March 15, 2002, relating to the consolidated financial statements of U.S. Timberlands Company LP and subsidiaries which is included in this Annual Report on Form 10-K.

                                             Richard A. Eisner & Company, LLP


New York, New York
April 15, 2002